Exhibit 10.1

AMENDMENT NO. 2 to TRADEMARK LICENSE AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) to TRADEMARK LICENSE AGREEMENT dated December 3, 2006 (as amended through the date hereof, the “License Agreement”) by and among GE Monogram Licensing International (full legal entity name being Monogram Licensing International Inc.), a Delaware corporation (“Monogram”), Momentive Performance Materials Inc., a Delaware corporation (“Momentive”) and General Electric Company, a New York corporation (“GE”). This Amendment shall become effective as of the date of the last signature below.

WHEREAS, the License Agreement was originally entered into on December 3, 2006 among Monogram, GE and Momentive Performance Materials Holdings Inc., a Delaware corporation (“Momentive Holdings”);

WHEREAS, on March 29, 2007, Momentive Holdings transferred to Momentive and thereby relinquished all of its right, title and interest in the License Agreement, and Momentive assumed and agreed to pay, discharge, and perform in accordance with its terms, all liabilities and obligations of Momentive Holdings pursuant to or arising out of, and is the valid legal successor to Momentive Holdings under, the License Agreement;

WHEREAS, Monogram International Licensing LLC (formerly known as Monogram Licensing International Inc.) has by virtue of a Distribution, Assumption and Novation Agreement dated July 14, 2016 executed between it and GE distributed all its licenses to GE and GE, in connection therewith, assumed and agreed to pay, discharge, and perform in accordance with its terms, all liabilities and obligations of Monogram pursuant to or arising out of, and is the valid legal successor to Monogram under, the License Agreement; and

WHEREAS, the parties desire to amend the License Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

1.	Section 3.3 of the License Agreement is hereby amended by deleting the second and third sentences thereof and replacing them with the following: “[***]”

2.	Section 4.1(a) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Unless terminated or extended as herein provided, in relation to the license rights granted pursuant to Section 2.1(a) the initial term of the Agreement commences at 12:00 A.M Eastern Standard Time on December 3, 2006 (the “Commencement Date”) and continues for seven (7) years thereafter (the “Initial Term”), with (i) an option (the “Initial Option”) to renew for an additional five (5) year period (the “Initial Renewal Period”) and, if Acquiror exercises the Initial Option, (ii) a subsequent option (the “Final Option”) to renew for an additional ten (10) year period (as the same may be further extended by mutual agreement of the Parties as hereinafter provided, the “Final Renewal Period”). The Initial Option must be exercised in writing by Acquiror to Monogram Licensing no later than ninety (90) days before the end of the Initial Term. The Final Option must be exercised in writing by Acquiror to Monogram Licensing no later than ninety (90) days before the end of the Initial Renewal Period. If Acquiror exercises the Final Option (or thereafter,

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 12b-6 of the Securities and Exchange Act of 1934, as amended.

as applicable, had requested an extension to the Final Renewal Period as herein provided, which extension is then in effect), Acquiror, by notice to Monogram Licensing given not less than two (2) years prior to the last day of then existing Term, may request an extension of the Final Renewal Period (or, as applicable, an additional extension thereof) (an “Extension Request”), the length of such extended period to be mutually agreed upon by the Parties in good faith (provided that, in no event shall such extended period be less than three (3) years). Monogram Licensing shall consider any Extension Request and its agreement therewith in good faith, provided that, at such time, Acquiror: (1) is not in material breach of this Agreement, and (2) provides reasonable written assurance of its ability to continue to perform its obligations under this Agreement.”

3.    All references in the License Agreement to “Monogram Licensing” shall mean GE.

4.	All capitalized terms used herein shall have the meanings ascribed in the License Agreement.

5.	Unless expressly set forth herein, all other provisions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives on the dates set forth below.

GENERAL ELECTRIC COMPANY

By: /s/ Sean P. Merrill
Name: Sean P. Merrill
Title: Executive Brand and Licensing Counsel
Date: July 19, 2018

MOMENTIVE PERFORMANCE MATERIALS INC.

By: /s/ John G. Boss
Name: John G. Boss
Title: President & CEO
Date: 8/1/2018

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